                                     IMPCO



                             100 Town Center Drive
                              Rochester, NY 14623

October 15, 1998


Mr. John W. Dobbertin
IMPCO Enterprises Inc.
100 Town Centre Drive
Rochester, NY 14623

RE:  Lease Dated July 1, 1998
     18,000 Square Feet
     100 Town Center Drive, Rochester, NY

Dear John:

This letter will serve to make the following change to the above referenced lease.

     RENT

     The Landlord has agreed to amortize $8,012.00 of improvements into the lease term. With these amortized costs the revised rent shall now be $182,138.00 annually, to be paid in equal consecutive monthly installments of $15,178.16.

All other terms and conditions of the lease shall remain the same.

We look forward to a long relationship with your company. Should you have any questions please feel free to call.

/s/ John W. Dobbertin                   10/16/98
--------------------------------------------------
John W. Dobbertin, V.P. of Finance      Date


/s/ Richard R. LeFrois                  10/15/98
--------------------------------------------------
Richard R. LeFrois                      Date

THIS AGREEMENT OF LEASES, dated as of the 1st day of July 1998, between RICHARD
R. LEFROIS, having an office and place of business located at 1020 Lehigh Station Road, Henrietta, New York, hereinafter described as "Landlord" and IMPCO Enterprises, Inc., a Subsidiary of Webcraft, Inc. a Corporation organized under the laws of the State of Delaware, with an address of 1200 University Avenue, Rochester, New York, hereinafter described as "Tenant".


                                   WITNESSETH:

1.   DESCRIPTION
     -----------

Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the premises described on "Exhibit A" attached hereto, consisting of approximately 18,000 square feet of floor area in the building ("Building") known as and located at 100 Town Centre Drive, Rochester, New York 14623, (the "Premises").

2.   TERM
     ----

     (A). The term of this Lease (The "Lease Term") shall be five (5) years, to commence on September 1, 1998, (the "Commencement Date") and to end at midnight, August 31, 2003, (the "Expiration Date"), subject to the further provisions of subparagraphs (C) and (D) hereof.

     (B). The term "Lease Year" as used herein is defined to be a period of twelve consecutive calendar months beginning September 1st of each year of the Lease Term.

     (C). Notwithstanding the foregoing, in the event that the Building is not substantially completed by August 15, 1998 (the "Tenant Installation Commencement Date"), in order to permit Tenant to begin making its own tenant improvement installations in accordance with the provisions of Article 5 hereof, then the Commencement Date (on which the payment of rent under Article 3 hereof is to commence), shall be delayed one day for each day beyond the date of August 15, 1998, until the Building shall be so substantially completed, with the intention that Tenant shall have fifteen (15) days prior to rent commencement during which it may perform its Tenant installation work. In no event shall the Expiration Date be adjusted by reason of any such delay. In the event that the Tenant Installation Commencement date has not occurred on or before September 30, 1998, then Tenant by notice to Landlord delivered at any time from and after that date, and prior to the actual Tenant Installation Commencement Date (as measured by Landlord's substantial completion of the Premises), may cancel this Lease, effective as of the date of such notice, and this Lease upon the delivery thereof shall be and be deemed to be null and void and of no further force and effect, and Landlord shall promptly return the security deposit made in accordance with Article 37 hereof.

     (D). Tenant shall have the option to extend the Lease Term by an additional period of five (5) years, from September 1, 2003, through August 31, 2008, on the same terms and conditions (except that there shall be no further right to an extension of the term hereof), provided that Tenant shall give Landlord notice of its intent to renew not less that nine (9) months prior to the original Lease Term Expiration Date (i.e., by notice given on or before November 30, 2002), at a Lease Rate to be negotiated not to exceed a 10% increase.

     (E). Tenant shall be permitted to enter the Premises after the Tenant Installation Commencement Date and prior to the Commencement Date, not for the purpose of conducting business therein, but solely for the purpose of effecting the Tenant installation work, without liability for the payment of fixed rent hereunder; notwithstanding the foregoing, Tenant shall be liable for the payment of any utilities consumed in the course of its installation work.

3.   RENT
     ----

The rent during the term of this Lease shall be $180,000.00 annually, to be paid in equal consecutive monthly installments of $15,000.00 in advance on the first
(1st) day of each month during the term hereof, without deduction, setoff or prior demand which rent Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, by check subject to collection drawn to the order of the Landlord, Mr. Richard R. LeFrois, P. O. Box 92878, Department No. 102, Rochester, New York 14692, or such other place as the Landlord may designate by notice to Tenant. This Lease is granted and accepted upon the foregoing and upon the following covenants and conditions and subject to the following restrictions, to all and every one of which the parties consent; and each of the parties hereby expressly covenants and agrees to keep, perform and observe all the terms, covenants and conditions herein contained on its part to be kept, performed and observed.

4.   USE
     ---

The Premises may be used and occupied exclusively by Tenant as an office and warehouse (collectively, the "approved use"). Tenant will not at anytime use or occupy the Premises in violation of its approved use. No part of the Premises shall be occupied or used by any persons for any purpose or, in any manner so as to increase the insurance risk or rates or prevent the obtaining of insurance for the approved use; nor so that, in accordance with any requirement or law or any public authority, the Landlord shall be obligated, on account of the purpose or manner of said approved use or occupation, to make any addition or alteration to or in the building. If, by reason of Tenant's failure to comply with this provision, the fire insurance rate at any time shall be higher than it otherwise would have been then Tenant shall reimburse Landlord, as additional rent, for that part of all fire insurance premiums thereafter paid by Landlord by reason or such violation by Tenant.

5.   LANDLORD'S REPAIRS
     ------------------

     Landlord Shall Maintain and Repair:

          1.   All Structural Elements of the Premises.

          2.   Exterior walls.

          3.   Roofs.

          4.   Major Repairs to the Pipes, Fixtures.

     Tenant is responsible for the maintenance of the Landlord-installed on-site Building system appliances and equipment (which includes the HVAC units), and for which all operations and maintenance manuals (or true and complete copies thereof) have been delivered to Tenant. As long as damages have not been caused by tenant's failure to maintain appliances and equipment properly, Landlord shall be responsible for major repairs or replacement to the appliances and equipment, and shall promptly commence and complete same or to Landlord following receipt of the bill therefor.

     As used herein, the term "major repairs" shall mean repairs costing more than Five Hundred Dollars, ($500.00) individually or aggregating more than One Thousand Dollars, ($1,000.00) in any lease year in respect of any one such Building system.

6.   UTILITIES
     ---------

     (A). Tenant shall pay, as additional rent, either to the utility providing same or to Landlord following receipt of the bill therefor, all charges for light, heat, power, electric, gas, water, sewerage charges, pollution charges, Pure Water charges, fuel charges and such other similar services furnished or used in connection with the Premises during the Lease Term.

     (B). Landlord agrees to install separate utility meters for the Premises at Landlord's sole cost prior to the Tenant Installation Commencement Date (and the installation thereof shall be required for determination of substantial completion.)

7.   REMEDIES OF TENANT REGARDING
     ----------------------------
     PROVISION OF SERVICES AND UTILITIES
     -----------------------------------

No diminution or abatement of rent or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the Building or to its appliances required by law or the provisions of this Lease; provided, however, that Landlord agrees to perform such work only during regular business hours, and with due care for the minimization of interference with Tenant's conduct of business, and to give Tenant reasonable advance notice (except in the case of emergency threatening damage to persons or property) of any intended Landlord entry for the purposes of Lease-mandated repairs or maintenance or legally-required improvements. However, for any space taken to comply with any law, ordinance or order of a governmental authority, the rent shall be apportioned ratably. In respect to the various "services", if any, herein expressly or impliedly agreed to, be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "services" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to some other cause, not gross negligence or willful misconduct on the part of the Landlord. No such interruption or curtailment of any such "services" shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such "services" during any period wherein the Tenant shall be in default in respect to the payment of rent following notice and opportunity to cure as required hereunder. Such repairs, alterations, etc., shall be done with reasonable dispatch.

8.   PREPARATION OF PREMISES AND TENANT ALTERATIONS

     Landlord's Improvements:

     (A). Space to be divided into:

     Approximately 15,000 square feet of finished office space. Approximately 3,000 square feet of unfinished warehouse space, located within the Premises as agreed with Tenant.

     (B). The finished office space to incorporate:

          1.   Office space to be open "bull pen".

          2. The office area will have dropped ceilings with 2' x 4' lay-ins and recessed lighting fixtures of sufficient candle power to eliminate need of desk lighting.

          3.   The office area will have nine (9) feet of drywall painted.

          4. Each office door will be equipped with different only individual locks and keys, but all locks "master Keyed" for the Branch Manager (including the door opening into the warehouse area).

          5. If Tenant desires window treatments, Tenant shall provide any and all window treatments. Any interior window treatment shall be per Tenants design, any exterior window treatment shall be verticals to maintain a similar exterior appearance.

     (C). Tenant may make leasehold improvements as reasonably required for the conduct of Tenant's business, including additional partitions, wall, floor and ceiling coverings, window blinds and shades and draperies or other window hangings (subject to item 5 above), and other fixtures and equipment necessary to the conduct of the Tenant's business, upon compliance with the terms of this Article 8.

          1. Not less than twenty (20 days prior to undertaking any alteration, addition or improvement, Tenant shall notify Landlord, specifying in detail the alterations or additions contemplated. Such notice shall be accompanied by a plan, blueprint, or diagram showing such proposed alterations or additions, and a bid or contract signed by a reputable builder or contractor, undertaking to perform said work as show in said plan, blueprint or diagram for a specified cost stated therein.

          2. Tenant agrees it will not proceed with any alteration, addition or improvement without first obtaining .the Landlord's written consent to such alterations, addition or improvement (but such approval shall not be unreasonably withheld or delayed if the installations are customary or appropriate for Tenant's allowed use and the design, construction standards, quality standards and finish are all equivalent to or better than what is present in the Premises at the Commencement Date, and if not disapproved by notice given by Landlord within then (10) business days of Tenant's submission, shall be deemed approved). It is understood and agreed that Landlord shall have approval rights concerning compatibility with the facilities within the Building and to assure that such changes are compatible with and do not exceed the rated operating capacity of the Building systems, including electrical and HVAC, which approval shall not be unreasonably withheld or delayed if same do not adversely impact the Building systems.

          3. If Landlord approves thereof and the specified cost as above stated is less than $3,000, such approval shall constitute the necessary consent to such alterations or additions. If, however, the aforesaid specified cost is in excess of $3,000, then no consent of the Landlord shall be valid or binding upon it unless and until Tenant furnishes Landlord with a certificate evidencing liability insurance with limits of $1,000,000/$100,000/ $250,000 protecting Landlord from any liability for injury to persons or property arising, directly or indirectly, from the making of such alterations or additions by Tenant, its agents, servants, employees, and/or independent contractors.

          4. In making alterations, Tenant shall conform to all applicable laws and ordinances of the appropriate governmental and quasi-governmental authorities having jurisdiction over the Premises. Any alterations, additions or improvements to the Premises, including, without limitation, additions of the Tenant fixtures and equipment, shall be done in a manner which minimizes damage or potential damage to the Premises.

9.   MAINTENANCE AND REPAIRS
     -----------------------

Tenant (a) except as specifically set forth in section 5, shall, at the Tenant's own expense, take good care of the Premises, and the pipes, fixtures, appliances, equipment and appurtenances belonging thereto, and keep the same in good order and repairs (if any) shall be in quality and class at least equal to the original work; on default of Tenant to do such work, the Landlord (following required notice to Tenant and opportunity to cure) may do it for Tenant's account, and Tenant shall have no claim for inconvenience on account thereof;
(b) shall not cut or drill or otherwise deface or injure the building, except as permitted in connection with alterations and additions under Article 8 hereof;
(c) shall not use or permit the use of the roof except as shall be expressly permitted in writing by Landlord, including, without limitation, for the installation thereon of any antenna, airlines, masts, or other radio or television equipment; (d) shall not, without the Landlord's prior written consent first obtained in each instance, permit any matter or thing to be extended or projected from the window sash, window sill, cornice or fire escape of the Premises; (e) shall, within ten (10) days after the Landlord's demand thereof, pay to Landlord as additional rent hereunder, an amount equal to the increase, if any, in the amount of the fire insurance premium applicable to the building for and during the demised term resulting from the Tenant's use and occupancy of the Premises in violation of the use permitted in this Lease, or from the Tenant's failure to comply with any requirements of law or the recommendation of any insurance carrier; (f) shall not, without the Landlord's prior written consent first obtained in each instance, make alteration or addition to the electric wiring, equipment, or appliances, including, without limitation, any heating, air conditioning system, water systems, or gas pipe systems, or tap any mains or pipes to supply water for refrigeration or air conditioning apparatus, except as permitted in connection with alterations and additions under Article 8 hereof;
(g) shall not, without Landlord's prior written consent first obtained in each instance, make any alterations, decorations or improvements in or to the Premises, except as permitted in connection with alterations and additions under
Article 8 hereof provided however, Landlord's consent to non-structural interior alterations or decorations shall not be unreasonably withheld; (h) shall comply with all reasonable and uniform written regulations and orders of Landlord designated to promote the safety or good order of the building; and (i) shall promptly discharge by filing the necessary bond, or otherwise, any mechanic's lien or other lien filed against the Premises because of any work or material done or famished to the Tenant. All alterations, additions or improvements made to the Premises by either party, including railings, galleries, decorations, paneling and similar items, unless Landlord shall otherwise elect in writing, shall become the property of Landlord and be surrendered as part of the Premises at the expiration or earlier termination of this Lease.

10.  COVENANT AGAINST ASSIGNMENT AND SUBLETTING
     ------------------------------------------

     (A). Without the previous written consent of the Landlord, neither the Tenant, nor the Tenant's legal representatives or successors in interest by operation of law or otherwise, shall assign or mortgage this Lease, or sublet the whole or any part of the Premises or any part thereof to be used by others:
Any consent by Landlord to any act of assignment or subletting shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the- duty of Tenant, or the legal representatives or assigns of tenant, to obtain from the legal representatives or assigns of Tenant, to obtain from Landlord consent to any other or subsequent assignment or subletting, or as modifying or limiting the rights of Landlord under the foregoing covenant by Tenant not to assign or sublet without such consent. Any violation of any provision of this Lease, whether by act or omission, by any assignee, subtenant, or undertenant, or occupant shall be deemed a violation of such provision by Tenant, it being the intention and meaning of the parties hereto that Tenant shall assume and be liable to Landlord for any and all acts and omissions of any and all assignees, sub-tenants and undertenants and occupants. If this Lease be assigned, the Landlord may, and is hereby empowered to collect rent from the assignee if the Premises or any part thereof be underlet or occupied by any person or Corporation other than Tenant. Landlord, in the event of Tenant's default may, and is hereby empowered to, collect rent from the undertenant or occupant; in either of such events, Landlord may apply the net amount received by it to the rent herein reserved, and no such collection shall be deemed a waiver of the covenant herein against assignment and underletting, or the acceptance of the assignee, undertenant, or a release of the Tenant from the further performance of the covenants herein contained on the part of the Tenant.

     (B). Notwithstanding the provision of paragraph 10 (A) hereof, the Tenant may, without the Landlord's consent, assign this Lease to any parent, affiliated or subsidiary corporation, provided such assignment does not relieve the original Tenant of any liability hereunder and may also assign this lease without Landlord's consent in connection with the merger or consolidation of Tenant with or into any other corporation or entity, or in connection with the sale or transfer of a majority of the assets and liabilities of Tenant, so long as, with respect to either of the foregoing, (i) the shareholder's equity (determined in accordance with generally accepted accounting principles) of any assignee is equal to or greater than the shareholders' equity equivalently determined in Tenant as of the effective date of said assignment, (ii) the assignee is engaged in a business customarily acceptable for a tenant in a building such as the Building in metropolitan Rochester, New York, (iii) any assignee shall assume all of the obligations of Tenant under this Lease, (iv) at the time of such assignment, this lease is in full force and effect and there is no event of default under this Lease on the part of Tenant, (v) assignee's proposed use provision of this Lease, and (vi) such transaction was not entered into as a subterfuge to avoid obligations and restrictions under this Lease (such assignee complying with clauses (i) through (vi) hereinafter a "Permitted Assignee"). At least ten days prior to the effective date of any such assignment to a Permitted Assignee, Tenant agrees to furnish Landlord with notice of such assignment and copies of the instruments intended to effect such assignment, and with thirty days after the effective date of any such assignment to a Permitted Assignee, to furnish Landlord with copies of the fully executed instruments effecting any such assignment and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such assignment. Any such permitted Assignee of Tenant must assume and agree in writing to fully perform and observe all of the obligations and agreements of Tenant under this Lease. No such assignment shall relieve any Tenant of this Lease of any covenants or obligations under this Lease and any Tenant shall remain fully liable hereunder.

11.  RIGHT OF ENTRY
     --------------

Tenant, during the term hereof, shall permit inspection of the demised Premises during reasonable business hours by Landlord's agents or representatives, and by or on behalf of prospective purchasers on reasonable advance notice; and shall permit access by the Landlord, or Landlord's agents or representatives during reasonable hours for the purpose of making repairs, renovations or decorations on reasonable advance notice.

12.  COVENANT TO SURRENDERS REMOVAL OF PERSONAL PROPERTY
     ---------------------------------------------------

On the last day of the Lease Term or on the sooner termination thereof, Tenant shall peaceably and quietly leave, surrender and yield up unto the Landlord all and singular the Premises broom-clean arid in good order and repair, ordinary wear and tear and damage by fire, condemnation or other casualty as is insurable under present or future standard forms of fire and extended coverage insurance policies, excepted, together with all alterations, additions and improvements which may have been made upon the Premises with Landlord's permission except movable furniture or movable trade fixtures put in at the expenses of Tenant. If the last day of the Lease Term falls on Sunday, this Lease shall expire on the business day immediately preceding it. Tenant, on or before said date, shall remove all its property from the Premises, and all property not so removed shall be deemed abandoned by Tenant. If said Premises be not surrendered at the end of the term, Tenant shall make good to Landlord all damage which Landlord shall suffer by reason thereof, and shall indemnify Landlord against all claims made by any succeeding tenant against Landlord in delivering possession of the Premises to such succeeding tenant, so far as such delay is occasioned by failure of Tenant to surrender the Premises.

13.  FIRE OR CASUALTY DAMAGE
     -----------------------

In case of damage to the Premises or the building of which the Premises are a part by fire, or other casualty as is insurable under present or future standard forms of fire and extended coverage insurance policies, Landlord, unless it shall otherwise elect as hereinafter provided, shall repair the same with reasonable dispatch after written notice of damage. If the Premises, or any part thereof, are damaged by fire, enemy action, or other casualty to such an extent as to be rendered untenantable, but are, nevertheless, repaired by Landlord, then the rent shall be abated to an extent corresponding with the time during which and the extent to which said Premises may have been untenantable. If such repairs,, however, are delayed because of Tenant's failure to adjust Tenant's own insurance claim, no reduction shall be made beyond a reasonable time allowed for such adjustment. If such repairs shall be reasonably estimated to take more than ninety (90) days to accomplish, and Landlord has determined not to terminate this lease as hereinafter set forth, then Landlord shall promptly notify Tenant of the actual estimated time of repair and Tenant shall have the option, exercisable within ten (10) days of receipt of Landlord's repair time estimate to terminate this Lease by notice to Landlord, and the rent shall be adjusted as of the time of the occurrence of any such fire, enemy actions, or other casualty. If the Landlord in its exclusive discretion, shall decide, within a reasonable time after the occurrence of any such fire, enemy action, or other casualty, to demolish, rebuild or reconstruct the building, then, upon at least thirty (30) days written notice given by Landlord to Tenant, this lease shall terminate on a .date to be specified in such notice as if that date had been originally fixed as the expiration date of the Lease Term, and the rent shall be adjusted as of the time of the occurrence of any such fire, enemy action, or other casualty. Tenant shall give immediate notice to Landlord in case of fire or other casualty or in the event of accidents to or defect in any fixtures or equipment of the building. Landlord, for itself and its insurers, hereby releases Tenant with respect to any liability (including that deriving from the fault or neglect of Tenant, assignees, sub-tenants, its agents, employees or other persons under its or their direction or control) which Tenant might otherwise have for any damage to the building or the Premises by fire, explosion, or any other perils covered by Landlord's insurance, occurring during the Lease Term. Whenever Landlord elects to insure the Premises or the building against fire or other casualty with an insurance company selected by Landlord, Landlord shall cause all policies evidencing such insurance to include a provision permitting such release of liability if such a provision is obtainable from such insurer at no additional expense to Landlord. If such insurer will not include such a provision in said policy, or if the inclusion of such provision in such policy would ,involve an additional expense for Landlord, Landlord shall so advise Tenant within a reasonable time. Where such a provision is obtainable from such insurer and Tenant notifies Landlord in writing within a reasonable time thereafter the Tenant desires Landlord to cause such a provision to be included in such policy at the expense of Tenant, Landlord shall cause such a provision to be included, and Tenant agrees to pay promptly all expenses incurred by Landlord as a result of such inclusion.

In case Landlord shall fail to complete such repairs within ninety (90) days from the date of such damage, the Tenant may at any time after such ninety (90) day period give Landlord thirty (30) days notice in writing of termination of this lease, then at the expiration of such thirty day period, this lease shall terminate as completely as if that were the date fixed for expiration of the term of this lease unless, Landlord shall have substantially completed repairs prior to the expiration of such thirty day period.

14.  CONDEMNATION
     ------------

If the whole or a substantial part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof by a public body vested with the power of eminent domain, then, when possession shall be taken thereunder of the Premises, or any part thereof, the term herein demised and all rights of Tenant hereunder shall immediately cease and terminate, and the rent shall be adjusted as of the time of such termination. The termination shall be without prejudice to the rights of either Landlord or Tenant to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither Landlord nor Tenant shall have any rights in or to any award made to the other by the condemning authority. If, after any condemnation and taking of a part of the Premises, the remainder of the Premises is suitable, in the reasonable opinion of Tenant, for continuation of the business of Tenant, this Lease shall not terminate but the rent and additional rent payable shall abate to the extent to which the Premises have been reduced by the taking. If the remainder is not so suitable, then Tenant may terminate this Lease by notice effective as of the date of the taking. In the event that any repair or rebuilding is necessary to restore the Premises to a proper condition for the Tenant's use, the costs of such repair or rebuilding shall be paid by the Landlord, except for costs of replacing trade fixtures, equipment, furnishings and other elements of the Premises not originally famished the Tenant by Landlord, which costs shall be paid by Tenant.

15.  RELEASE FROM LIABILITY IF UNABLE TO PERFORM
     -------------------------------------------

In case Landlord is prevented from making any repairs, decorations or installing any fixtures or articles of equipment, or performing any other covenant or duty, whether expressed herein or implied, to be performed on Landlord's part, due to the Landlord's inability to obtain, or difficulty in obtaining, labor or materials necessary thereof, or due to any governmental rules or regulations relating to the priority of national defense requirements or due to any other cause beyond Landlord's control, Landlord shall not be liable to Tenant for damages resulting therefrom; nor shall the same give rise to a claim in the Tenant's favor that such failure constitutes actual or constructive, total or partial eviction from the Premises; provided, however, that Landlord's time to perform shall only be delayed for the period of force majeure, and Landlord shall give Tenant prompt notice of any occasion of force majeure which is expected to affect Landlord's fulfillment of any period of performance hereunder.

16.  INSURANCE
     ---------

     (A). Tenant covenants and agrees, at its sole cost and expense, throughout the duration of this Lease, to obtain, keep and maintain in full force and effect for the mutual benefit of Landlord and Tenant, comprehensive liability insurance claims for damage to persons or property arising out of the use and occupancy of the Premises or any part or parts in limits not less than One Million Dollars, ($1,000,000.00) for a combined single limit bodily injury, property damage policy. Such public liability policy or policies shall name Landlord as an additional insured. Tenant will supply Landlord with certificates of insurance evidencing the term of this Lease prior to taking occupancy.

     (B). All insurance provided for in this paragraph 16 may be in the form of a general coverage, floater policy or so called blanket policies which may be furnished by Tenant, or the parent corporation of Tenant or any related entity.

     (C). Landlord shall keep the building containing the Premises insured against loss or damage by fire with extended coverage endorsement in an amount not less than 80% of the full insurable value thereof. Tenant agrees to pay its proportionate share of the cost of said insurance during the term hereof. Said proportionate share shall be determined by multiplying the cost of said insurance by a fraction, the numerator of which shall be the square foot area of the Premises and the denominator the total rentable square foot area of the building of which the Premises are a part. A statement of the cost of said insurance shall be rendered to Tenant and shall be payable on or before the end of the month in which said statement is rendered.

17.  INDEMNITY
     ---------

Except as otherwise provided in Article 13 hereof, Tenant shall indemnify Landlord against any expense, loss or liability paid, suffered or incurred as the result of any breach by Tenant, Tenant's agents, servants, employees, contractors, invitees or licensees, of any covenant or condition of this Lease, or the carelessness, negligence or improper conduct of Tenant, Tenant's agents, servants, employees, contractors or invitees. Tenant's liability under this Lease extends to the acts and omissions of any sub-tenant, and any agent, servant, employee, invitee or licensee of any such sub-tenant. Except as otherwise provided in Articles 13 and 18 hereof, Landlord shall indemnify Tenant against any expense, loss or liability paid, suffered or incurred as a result of any breach by Landlord, Landlord's agents, servants, employees, contractors, invitees or licensees, of any covenant or condition of this Lease, or the carelessness, negligence or improper conduct of Landlord, Landlord's agents, servants, employees, contractors or invitees.

18.  WAIVER OF SUBROGATION
     ---------------------

Tenant hereby releases Landlord from any and all liability for any loss or damage caused by fire, or other casualty to the property of Tenant on the Premises or the contents of the Premises even if such fire or other causality shall be brought about by the fault or negligence of Landlord or its agents.

19.  MECHANIC'S LIEN
     ---------------

Tenant shall not do or suffer anything to be done whereby the Premises may be encumbered by any mechanic's lien and shall, whenever and as often as any mechanic's lien is filed against the Premises for labor or material furnished or to be furnished to Tenant, discharge the same of record within thirty (30) days after the date of filing. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit; and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises herein demised.

20.  DEFAULT CLAUSE
     --------------

Each of the following shall be deemed a default by Tenant and a breach of this
Lease:

     (A). A default in the payment of the rent herein reserved, or any part thereof, for a period of ten (10) days after written notice delivered to the Tenant.

     (B). Default in the performance of any other covenant or condition of this Lease on the part of Tenant to be performed for a period of thirty (30) days after service of notice thereof by Landlord on Tenant, provided however, that if the nature of Tenant's default is such that it cannot be cured solely by payment of money and that more than thirty (30) days may be reasonably required for such cure, then Tenant shall not be deemed to be in default if Tenant shall

[PAGE 14 OF ORIGINAL MISSING]

21.

22.

23.

24.

     (A). An amount equal to all expenses, if any, including reasonable counsel fees incurred by the Landlord in recovering possession of the Premises, and all reasonable costs and charges for the care of said Premises while vacant, not otherwise the obligation of Landlord. which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses are incurred by Landlord; and

     (B). An amount equal to the amount of all rent and additional rent reserved under this Lease, less the net rent, if any, collected by Landlord on reletting the Premises, which shall be immediately due and payable by Tenant to Landlord and Landlord shall be entitled thereupon to recover same from Tenant on the several days on which the rent and additional rent reserved in this Lease would have become due and payable; that is to say, upon each of such days Tenant shall pay to Landlord the amount of deficiency then existing. Such net rent collected on reletting by Landlord shall be computed by deducting from the gross rents collected all reasonable expenses incurred by the Landlord in connection with the reletting, but shall not include the cost of performing any covenant contained in Article 24.

Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages, which, at the commencement of any such action, have then or theretofore become due and payable to Landlord under Article 24, without waiting until the end of the original Lease Term.

25.  COVENANTS INDEPENDENT
     ---------------------

Each and every covenant contained in this Lease shall be deemed separate and independent, and not dependent on other provisions of this Lease or the use and occupation of the Premises b3 Tenant, and the performance of any such covenant shall not be considered to be rent or other payment for the use of said Premises.

26.  LANDLORD MAY CURE DEFAULTS
     --------------------------

In the event of any breach hereunder by Tenant, Landlord shall have the right to cure such breach for the account and at the expense of Tenant. However, Landlord shall give Tenant prior written notice of its intention to exercise its said right hereunder and a reasonable opportunity to cure and such breach. If Landlord at any time, by reason of such breach, is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorney's fees, in instituting, prosecuting and/or defending any action or proceeding to enforce Landlord's rights hereunder, the sum o: sums so paid by Landlord, with all interest, and costs, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses.

27.  REAL ESTATE TAXES AND ASSESSMENTS
     ---------------------------------

     (A). Tenant shall in all instances, pay as additional rent a portion of all real estate taxes including extraordinary and/or special assessments (and all costs and fees incurred by Landlord in contesting the fees) which may be levied or assessed by apparent lawful taxing authority .against the land, building and all other improvements of which the Premises are a part. Such portion shall be determined as follows: the Tenant shall pay that portion of such taxes as shall be equal to the product obtained by multiplying said taxes by a fraction, the numerator of which shall be the square foot area of the Premises and the denominator the total rentable square feet of the building of which the Premises are a part. Statement of such additional rent, including all taxes levied or assessed in each calendar year, shall be rendered to Tenant and shall be paid on or before the end of the month in which the statement is rendered. A tax bill submitted to Tenant shall be conclusive evidence of the amount of taxes assessed or levied. Such additional rent attributable to the year in which the term of this lease terminates shall be apportioned from the date of the commencement of the term of this lease to the end of the calendar year in which the lease commences or from the beginning of the calendar year in which this lease terminates to the date of the termination of the term of this Lease as the case may be and shall be paid within five (5) days after demand therefore. Each tax or assessment levied during the calendar years in which this lease commences and terminates shall be included in the computation of Tenant's portion regardless of the date of the commencement or termination of the term of this lease.

     (B). Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed and which become payable during the lease term upon leasehold improvements, fixtures, furniture, appliances and personal property installed or located in or on the Premises. If any such taxes, assessments, license fees, or public charges are not levied, assessed or imposed separately upon such property, a fair and equitable allocation of such taxes, assessments, license fees or public charges shall be made between such property included in the same tax assessment or other bill.

28.  LATE CHARGES
     ------------

A charge equivalent to five percent (5%) of the payment amount will be due for any rent received after the 7th day of the month. Notwithstanding the above charges, this Lease shall be considered in default if payment is not received when due following notice to Tenant as provided hereunder.

29.  COMMON AREAS
     ------------

     (A). Common areas and facilities furnished by Landlord shall include parking area, access driveways, and such other areas, facilities, and exterior utilities as may be furnished by Landlord and designated for the benefit of the Tenants, all of which areas and facilities shall be subject to exclusive control and management by Landlord. Landlord shall have the right from time to time to establish, modify and enforce all reasonable rules and regulations in respect to such areas, facilities and exterior utilities and use thereof.

     (B). Tenant shall pay to Landlord as additional rent a portion (as determined pursuant to Paragraph (C) hereof) of each year's cost of the snow plowing for the parking areas and sidewalks, landscaping, lawn maintenance, driveway maintenance and exterior utilities.

     (C). At the termination of each maintenance year for snow plowing, landscaping, lawn maintenance, driveway maintenance and exterior utilities, the Landlord shall submit to Tenant a statement of the operating cost for such services. Tenant shall pay as Tenant's portion of annual operation cost of the common area an amount equal to the product obtained by multiplying the estimate by a fraction, the numerator of which is the square foot area of the Premises demised by this Lease and the denominator of which is the square foot area of the total leasable area of the building of which the Premises are a part.

30.  HOLDING OVER
     ------------

Any holding over after the expiration of the term hereof, with the consent of the Landlord, shall be construed to be a tenancy from month to month at the rents herein specified (pro-rated on a monthly basis) and shall otherwise be on the terms and conditions herein specified so far as applicable.

31.  BANKRUPTCY
     ----------

In order to more effectively secure to the Landlord the rent and other terms herein provided, it is agreed as. a further condition of this Lease that the filing of any petition in bankruptcy, or assignment for the benefit of creditors by or against the Tenant or any guarantor of Tenant's obligations hereunder shall be deemed to constitute a breach of this Lease, and thereupon ipso facto and without entry or any other action by the Landlord this Lease shall become and be terminated and notwithstanding any other provision of this Lease the damages for such breach in an amount equal to the amount of the rent reserved in this Lease for the residue to the term hereof, less the fair rental value of the Premises for the residue of said term plus all costs of resenting.

32.  SIGNS
     -----

Tenant shall not place, erect or install any signs on the outside or the inside or upon the roof of the building or allow printed displays or show window lettering in such manner as to be seen from the exterior of building without prior written approval by Landlord. Landlord grants approval for signage displayed on the inside windows of the demised premises. Any such sign permitted shall comply with sign regulations which shall be established by Landlord. All such signs shall be maintained in good and safe condition and appearance by the Tenant at its own expense. Tenant shall repair damage to the Premises, either inside or outside, resulting from the erection, maintenance or removal of said signs.

33.  VENDING MACHINES
     ----------------

Tenant may, if Tenant so elects, install on the Premises and operate vending machines to dispense hot and cold beverages, ice cream, candy and cigarettes. Such machines shall be maintained in a neat and sanitary condition and shall comply with all applicable laws and ordinances. Any contract entered into by Tenant with third parties or the installation and/or maintenance of such vending machines shall provide that Landlord shall have no liability in connection therewith.

34.  RULES
     -----

In the event that Landlord receives written notification that the Premises do not conform to applicable requirements of law, requirements of duly constituted authority, or any Board of Underwriters, Landlord shall cause the Premises to be brought into compliance with said laws or regulations. In the event that Tenant receives written notice that it is not in full compliance with all applicable statutes, ordinances, rules and regulations pertaining to Tenant's use of the Premises, or to any Tenant's alterations or additions to the Premises, then Tenant shall fully comply with all such applicable statutes or rules. In each instance, the noticed party shall perform the required work at its own cost and expense.

35.  REMEDIES CUMULATIVE
     -------------------

The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

36.  WAIVER OF RIGHT OF REDEMPTION
     -----------------------------

Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are or may be conferred upon Tenant by a present or future law to redeem said Premises, or to any new trial in any action of ejectment under any provision of law, after re-entry thereupon by Landlord. If Landlord shall acquire possession of said Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a re-entry within the meaning of that word as used in this Lease.

37.  SECURITY DEPOSIT
     ----------------

Tenant has deposited with Landlord the sum of $15,000.00 as security for the faithful performance and observance by Tenant of the teens, provisions and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may at its option use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the relating of the Premises whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Landlord shall deposit the security into an interest bearing account in a bank to be selected, from time to time, by Landlord in its sole discretion (with interest at the rate payable generally by commercial banks in Rochester, New York, from time to time on lease security commercial accounts), which account shall be separate from Landlord's funds and shall be designated as Tenant's security deposit account. Landlord agrees to hold the said security in such an account for the entire Lease Term, subject, however, to the terms of this Article with respect to the application of such security in the event of Tenant's default hereunder. To the extent permitted by law, Tenant agrees that Landlord shall be entitled to receive and retain, as an administrative fee, a sum equal to one (1%) percent per annum upon the security, and Landlord shall have the right to withdraw such sum from time to time as Landlord shall determine, in its sole discretion. The balance of the interest earned on such security shall be paid to Tenant at least once during each year of the Lease Term hereof, upon the request of Tenant. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned, without interest, to Tenant after the date fixed as the end of the Lease and within a reasonable time after delivery of entire possession of the demised Premises to Landlord. In the event of a sale of the land and building or leasing of the buildings, of which the demised Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the movies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

38.  SUBORDINATION TO MORTGAGES
     --------------------------

This lease is and shall be subject and subordinate to any mortgage or mortgages and to any extensions or modifications thereof now in force or which shall at any time be placed upon the Premises or any part thereof or the building of which the Premises is a part of. The Tenant agrees that it will, upon demand, execute and deliver such instruments as necessary to effect more fully such subordination of this lease to the lien of any such mortgage or mortgages as shall be desired by any mortgagee or proposed mortgagee and in the event of the failure of the lessee to execute such instrument, the Lessee hereby nominates and appoints the Lessor attorney-in-fact for the purpose of executing any such instrument of subordination.

39.  COVENANT OF QUIET ENJOYMENT
     ---------------------------

If and so long as Tenant pays the rent and additional rent reserved by this Lease, and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the Premises, subject, however, to the terms of this Lease. This covenant shall be construed as a covenant running with the land and shall not be construed as a personal covenant of Landlord, but is subject to the provisions of Article 41 of this Lease respecting transfer of Landlord's interest.

40.  ENTIRE AGREEMENT
     ----------------

This instrument contains all the agreements and conditions made between the parties hereto and supersedes all prior or other leases, agreements and representations in connection with the Premises and may not be modified orally or in any other manner than by an agreement in writing, signed by all the parties hereto or their respective successors in interest. The receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in this observance or performance of any of the conditions or covenants of this Lease shall not be deemed to be a waiver of any provision of this Lease. If the Tenant makes any payment of any amount less than that due hereunder, Landlord, without notice, may accept the same as a payment on account; Landlord shall not be bound by any notation on any check involving such payment or any statement in any accompanying letter. No failure on the part of Landlord to enforce any covenant herein contained nor any waiver of any right thereunder by Landlord, unless in writing, shall discharge or invalidate such covenant or provision or affect that right of Landlord to enforce the same in the event of any subsequent breach or default. The receipt by Landlord of rent or any other sum of money or any other consideration hereunder paid by Tenant after the termination, in any matter of the term herein demised shall not reinstate, continue extend the term demised or destroy 1 in manner impair the efficiency of any such notice of termination as may have been give hereunder by Landlord or Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during the term herein demised shall be deemed to be an acceptance of a surrender of said Premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such a surrender.

41.  EFFECT OF CONVEYANCE
     --------------------

The term "Landlord" as used in this Lease, means only the owner for the time being of the Premises so that, in the event of any sale of the Premises or in the event of a lease by Landlord of the Premises subject to this Lease or assignment by Landlord of this Lease, and the security deposited hereunder Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder arising subsequent to any such transfer and provided any such transferee assumes in writing the obligations of Landlord hereunder and a copy of such assumption is delivered to Tenant, and it shall be deemed and construed without further agreement between the parties or between the parties and the purchaser at any such sale or the new lessee of the Premises or assignee of this Lease that such purchaser or said new lessee, or said assignee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. If any landlord named herein be acting in a fiduciary or representative capacity, the termination, in whole or in part, of such capacity shall be deemed a transfer within the meaning of this paragraph.

42.  TOWN REGULATIONS AND OBLIGATIONS
     --------------------------------

Tenant shall have full responsibility of complying with all Town regulations including but not limited to, use as described by zoning ordinances etc; provided, however, that Landlord warrants (i) that the Building Premises as delivered to Tenant in accordance with Article 8 hereof are in conformity with all said building and zoning ordinances and all applicable Federal Ordinances such as the Americans With Disabilities Act, and any violation thereof noted after the Commencement Date (and not caused by any alteration of Tenant) shall be cured at Landlord's sole cost and expense, and (ii) that the approved use of the Premises is permitted by said zoning ordinances and the certificate of occupancy for the building containing the Premises so provides.

43.  CONSTRUCTION OF LEASE
     ---------------------

Words of any gender used in the Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires. Consents required of Landlord hereunder shall not be unreasonably withheld or delayed.

44.  MARGINAL NOTES
     --------------

The marginal notes as to contents of particular paragraphs herein are inserted only for convenience and are in no way to be constructed as a part of this Lease or as a limitation on the scope of the particular paragraphs to which they refer.

45.  RIGHTS OF SUCCESSORS AND ASSIGNS
     --------------------------------

The covenants and agreements contained in the within Lease shall apply to, enure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest and legal representatives, except as expressly otherwise hereinabove provided.

46.  ENVIRONMENTAL LAWS
     ------------------

     (A).   Tenant covenants and agrees as follows:

            (1). Tenant shall keep the Premises free of all Hazardous Substances and shall not cause or permit the Premises or any part thereof to be used for the treatment, generation, transportation, processing, production, disposal, storage or handling of any hazardous substances, and shall promptly remove from the Premises and shall dispose of all Hazardous Substances by-products, arising from Tenant's use of the Premises, in compliance with all applicable Environmental Laws.

            (2). Tenant shall comply with all applicable Environmental Laws and shall obtain and comply with all Environmental Permits relating to Tenant's use of the demised premises.

            (3). Tenant shall not cause or permit any change to be made in the present or intended use of the demised premises which would (1) involve the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or the use of the demised premises as a landfill or other waste disposal site or for military, manufacturing or industrial purposes or for the storage of petroleum or petroleum based products,
(2) violate any applicable Environmental Law, (3) constitute non-compliance with any Environmental Permit or (4) increase the risk of a release of any Hazardous Substance.

            (4). Tenant shall promptly provide Landlord with a copy of all notifications which it gives or receives with respect to any past or present release or the threat of a release of any Hazardous Substance on, at or from the demised premises given by or on behalf of Tenant to any federal, state or local governmental agencies or authorities or received by or on behalf of Tenant from any source whatsoever.

            (5). Tenant shall undertake and complete all investigations, studies, sampling and testing and all removal and other remedial actions necessary to contain, remove and clean up all Hazardous Substances that are determined to be present at the demised premises, arising from Tenant's use of the demised premises, in accordance with all applicable Environmental Laws and all Environmental Permits.

            (6). Tenant shall at all times allow Landlord and its officers, employees, agents, representatives, contractors and subcontractors reasonable access to the demised premises for the purpose of ascertaining site conditions, including, but not limited to, subsurface conditions.

            (7). If at any time Tenant obtains any evidence or information which suggests that potential environmental problems may exist at the demised premises arising from Tenant's use of the demised premises, Landlord may require that a full or supplemental environmental inspection and audit report with respect to the demised premises of a scope and level of detail satisfactory to Landlord be prepared by an environmental engineer or other qualified person acceptable to Landlord, at Tenant's sole cost and expense. If said audit report indicates the presence of any Hazardous Substance or a release or the threat of a release on, at or from the demised premises arising from Tenant's use of the demised premises, Tenant shall promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial action, using methods recommended by the environmental engineer or other person who prepared said audit report and acceptable to the appropriate federal, state and local regulatory authorities.

     (B). Tenant covenants and agrees, at its sole cost and expense, to indemnify, protect, defend and save harmless Landlord from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Landlord and Tenant relating to, resulting from or arising out of (i) Tenant's use of the demised premises for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site or for military, manufacturing or industrial purposes or for the storage of petroleum or petroleum based products,
(ii) the presence of any Hazardous Substance or a Release or the threat of a release on, at or from the demised premises arising from Tenant's use of the demised premises, (iii) the failure to promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions with respect to a Release or the threat of a Release on, at or from the demised premises arising from Tenant's use of the demised premises, (iv) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the use and operation of the demised premises, (v) a violation by Tenant of any applicable Environmental Law, (vi) non-compliance by Tenant with any Environmental Permit or (vii) a material misrepresentation or inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by Tenant in this Paragraph 46.

     (C). All capitalized terms used in this Section and not heretofore defined shall have the meanings set forth below.

     "Environmental Laws" means all federal, state and local environmental, land
      ------------------
use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of hazardous substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

     "Environmental Permits" means all permit, licenses, approvals,
      ---------------------
authorizations, consents or registrations required by any applicable Environmental Law in connection with the ownership, use and/or operation of the demised premises for the storage, treatment, generation, transportation, processing, handling, production or disposal of hazardous substances or the sale, transfer or conveyance of the demised premises.

     "Hazardous Substance" means, without limitation, any flammable explosive,
      -------------------
radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyl's, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the
                                                           ------
Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et
                                                                            --
seq.),the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section
---
6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section
      ------
2601, et seq.), Articles 15 and 27 of the New York State Environmental
      ------
Conservation Law or any other applicable Environmental Law and the regulations promulgated thereunder.

     "Release" has the same meaning as given to that term in the Comprehensive
      -------
Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), and the regulations promulgated thereunder.
                     ------

     (D). Landlord makes no warranties or representations with respect to the condition of the demised premises, except that Landlord warrants and represents that it has no knowledge of any violation of any Environmental Laws or Environmental Permits affecting the demised premises. In the event of any violation of Environmental Laws or Environmental Permits for one or more conditions existing at the Building Prior to the Commencements Date but noted or issued thereafter, Landlord agrees that Landlord shall be responsible for the cure and/or redemption thereof at Landlord's sole cost and expense.

47.  NOTICES
     -------

All notices given under this Lease by either party must be in writing and delivered to an officer, principal, employee or agent of the party being given notice to or at the address of that party as stated below, or any address subsequently provided -by such party to the other in writing as the address for notices, in any one of the following ways: (1) personal service, (2) by any nationally recognized courier service which provides written evidence of delivery, or (3) shall be sent by registered mail, return receipt requested, to the following addresses:

                                   LANDLORD
                                   --------

                            Mr. Richard R. LeFrois
                           1020 Lehigh Station Road
                                 P.O. Box 230
                           Henrietta, New York 14467

                                    TENANT
                                    ------

                     Mr. John W. Dobbertin, VP. of Finance
                            IMPCO Enterprises, Inc.
                            1200 University Avenue
                           Rochester, New York 14607

Any notice shall be considered to have been given, in the case of letter, at 5:00 p.m. local time on the date set forth on the post mark appearing on the envelope. Such notice shall be deemed to be effective upon receipt, regardless of the method of delivery, as evidence by affidavit of service (if served personally) or the return receipt provided by the U.S. Postal Service or nationally recognized courier.

48.  PAYMENTS
     --------

All payments shall be sent by to the following address:

                                   PAYMENTS
                                   --------

                            Mr. Richard R. LeFrois
                                P.O. Box 92878
                              Department No. 102
                           Rochester, New York 14692

49.  CONSTRUCTION AND VENUE
     ----------------------

This Lease shall be construed and enforced in accordance with the internal laws of the State of New York without reference to the principles of conflicts of laws. Any suite which may be brought to interpret or enforce any of the terms or obligations of a party hereunder shall be brought in State Supreme Court, Monroe County, New York.

50.  BROKER
     ------

Landlord and Tenant each represent to the other that each has not had any dealing with any broker, agent or finder in connection with this Lease, other than Landlord's engagement of Pyramid Brokerage Company of Rochester, and Landlord and Tenant each agree to hold the other harmless from and indemnify the other against any cost, expense or liability for any compensations, commission, fee charge or damages, including reasonable attorneys' fees an expenses, as a result of any claim of any other broker, agent or finder claiming under or through the indemnifying party with respect to this Lease or the negotiation of this Lease; provided that the Landlord shall pay all fees to Pyramid Brokerage Company of Rochester pursuant to the terms, covenants and conditions of a separate agreement.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                               Richard R. LeFrois

LANDLORD                       By: /s/ Richard R. LeFrois
                                   --------------------------------------------
                                   Mr. Richard R. LeFrois, Landlord

                                   7-1-98
                                   --------------------------------------------
                                   Date

WITNESS                            /s/ Wendy W
                                   --------------------------------------------

                                   7-1-98
                                   --------------------------------------------
                                   Date



                            IMPCO ENTERPRISES, INC.
                        A Subsidiary of Webcraft, Inc.



LANDLORD                       By: /s/ John W. Dobbertin
                                   --------------------------------------------
                                   John W. Dobbertin, V.P. of Finance

                                   7-1-98
                                   --------------------------------------------
                                   Date

WITNESS                            /s/ Wendy W.
                                   --------------------------------------------

                                   7-1-98
                                   --------------------------------------------
                                   Date